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                                  EXHIBIT 99.6

        Form of Non-Qualified Stock Option Agreement used in connection with the 1990 Stock Plan
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                                   TGV, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT



     This Agreement is made as of ____________________, 199_ (the "Grant Date"), between TGV, Inc., a California corporation (the "Company") and
____________________ ("Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Company has adopted the TGV, Inc. 1990 Stock Plan (the "Plan"), which Plan is incorporated in this Agreement by reference and made a part of it; and

     WHEREAS, the Company regards Optionee as a valuable employee of the Company, and has determined that it would be to the advantage and interest of the Company and its shareholders to grant the options provided for in this Agreement to Optionee as an inducement to remain in the service of the Company and its Affiliates (as defined in the Plan) and as an incentive for increased efforts during such service;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

     1.  (a)  Option Grant.  The Company hereby grants to Optionee the right and
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option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of shares of the Common Stock of the Company (the "Stock"). This option is not intended to satisfy the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         (b)  Option Price. The purchase price of the Stock subject to this
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option shall be $____________________ per share. The term "Option Price" as used in this Agreement refers to the purchase price of the Stock subject to this option.

     2.  Option Period.  This option shall be exercisable only during the Option
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Period, and during such Option Period, the exercisability of the option shall be subject to the limitations of paragraph 3 and the vesting provisions of paragraph 4. The Option Period shall commence on the Grant Date and except as provided in paragraph 3, shall terminate ten years from the Grant Date (the "Termination Date").

     3.  Limits on Option Period.  The Option Period may end before the
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Termination Date, as follows:

         (a) If Optionee ceases to be a bona fide employee of the Company or an Affiliate for any reason other than termination for cause, disability (within the meaning of
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subparagraph (c)) or death during the Option Period, the Option Period shall terminate thirty (30) days after the date of such cessation of employment or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 4 on the date of Optionee's cessation of employment.

         (b) If Optionee dies while in the employ of the Company or any of its Affiliates, the Option Period shall end one year after the date of death or on the Termination Date, whichever shall first occur, and Optionee's executor or administrator or the person or persons to whom Optionee's rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise this option only to the extent exercisable under paragraph 4 on the date of Optionee's death.

         (c) If Optionee's employment is terminated by reason of disability (within the meaning of Section 105(d)(4) of the Code), the Option Period shall end one year after the date of Optionee's cessation of employment or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 4 on the date of Optionee's cessation of employment.

         (d) If Optionee is on a leave of absence from the Company or an Affiliate because of his disability, or for the purpose of serving the government of the country in which the principal place of employment of Optionee is located, either in a military or civilian capacity, or for such other purpose or reason as the Board may approve, Optionee shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment with the Company or an Affiliate except as the Board of Directors of the Company (the "Board") may otherwise expressly provide.

         (e) If Optionee's employment with the Company or any of its Affiliates terminates for cause during the Option Period, the Option Period shall terminate on the date of such Optionee's termination of employment and shall not thereafter be exercisable to any extent.

     4.  Vesting of Right to Exercise Options.  Subject to other limitations
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contained in this Agreement, the Optionee shall have the right to exercise the options in accordance with the following schedule:

         (a) As to 25% of the number of shares covered by the option, at any time after one year from the Grant Date;

         (b) As to an additional 25% of the number of shares covered by the option, at any time after two years from the Grant Date;

         (c) As to an additional 25% of the number of shares covered by the option, at any time after three years from the Grant Date; and

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         (d)  As to the remaining 25% of the number of shares covered by the
Option, at any time after four years from the Grant Date.

     Any portion of the option that is not exercised shall accumulate and may be exercised at any time during the Option Period prior to the Termination Date.
No partial exercise of this option may be for less than five percent (5%) of the total number of shares then available under this option. In no event shall the Company be required to issue fractional shares.

     5.  Method of Exercise.  Optionee may exercise the option with respect to
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all or any part of the shares of Stock then subject to such exercise as follows:

         (a) By giving the Company written notice of such exercise, specifying the number of such shares as to which this option is exercised. Such notice shall be accompanied by an amount equal to the Option Price of such shares, in the form of any one or combination of the following: (i) cash, a certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the United States; or (ii) such other consideration as the Committee may consider acceptable in its sole discretion; or (iii) in any combination of the foregoing. If shares of Stock are permitted to be delivered as consideration, the shares of Stock shall be valued in accordance with procedures established by the Board or a committee appointed by the Board to administer the Plan (the "Committee"). (If the Board does not delegate administration of the Plan to the Committee, then each reference in this Agreement to "the Committee" shall be construed to refer to the Board.) Any note used to exercise this option shall be a full recourse, interest-bearing obligation containing such terms as the Committee shall determine. If a note is used, the Optionee agrees to execute such further documents as the Company may deem necessary or appropriate in connection with issuing the note, perfecting a security interest in the Stock purchased with the note, and any related terms or conditions that the Company may propose. Such further documents may include, not by way of limitation, a security agreement, an escrow agreement, a voting trust agreement and an assignment separate from certificate.

         (b) Optionee (and Optionee's spouse, if any) shall be required, as a condition precedent to acquiring Stock through exercise of the option, to execute one or more agreements relating to obligations in connection with ownership of the Stock or restrictions on transfer of the Stock no less restrictive than the obligations and restrictions to which the other stockholders of the Company are subject at the time of such exercise.

         (c) If required by the Company, Optionee shall give the Company satisfactory assurance in writing, signed by Optionee or his legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof, provided that such assurance shall be deemed inapplicable to (1) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which may hereafter be filed and become effective under the

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Securities Act of 1933, as amended, and with respect to which no stop order suspending the effectiveness thereof has been issued, and (2) any other sale of such shares with respect to which, in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act of 1933, as amended.

     As soon as practicable after receipt of the notice required in paragraph 5(a) and satisfaction of the conditions set forth in paragraphs 5(b) and 5(c), the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the principal office of the Company, attention of the Secretary, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such shares.

     6.  Corporate Transactions.  If there should be any change in a class of
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Stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%) of the Company's outstanding capital stock) or other change in the corporate structure of the Company, the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares of such Stock subject to this option and in the price per share. Any adjustment made pursuant to this paragraph 6 as a consequence of a change in the corporate structure of the Company shall not entitle Optionee to acquire a number of shares of such Stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such Stock equal to the number of shares subject to this option.

     In the event of any of the following transactions (a "Corporate Transaction"):

         (a) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation, or

         (b) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, the option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the option or to substitute an equivalent option, in which case in lieu of such assumption or substitution, the Optionee shall have the right to exercise the option as to all of the optioned stock, including shares as to which the

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option would not otherwise be exercisable. If the option becomes fully exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Board shall notify the Optionee that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

     7.  Limitations on Transfer. This option shall, during Optionee's lifetime,
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be exercisable only by him or by his representative or legal guardian, and neither this option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon become null and void.

     8.  No Shareholder Rights.  Neither Optionee nor any person entitled to
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exercise Optionee's rights in the event of his death shall have any of the rights of a shareholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.

     9.  Lock-Up Agreement.  Optionee, if requested by an underwriter of Common
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Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Common Stock of the Company held by Optionee (except Common Stock included in such registration) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the underwriter shall require. Such agreement shall be in writing in the form satisfactory to such underwriter. The Company may impose stop-transfer instructions with respect to such Common Stock subject to the foregoing restriction until the end of said period.

     10.  No Effect on Terms of Employment.  Subject to the terms of any written
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employment contract to the contrary, the Company (or its Affiliate which employs
Optionee) shall have the right to terminate or change the terms of employment of Optionee at any time and for any reason whatsoever, with or without cause.

     11.  Notice.  Any notice required to be given under the terms of this
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Agreement shall be addressed to the Company in care of its Secretary at the
Office of the Company (currently located in Santa Cruz, California), and any notice to be given to Optionee shall be addressed to him at the address given by him beneath his signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

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     12.  Committee Decisions Conclusive. All decisions of the Committee upon
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any question arising under the Plan or under this Agreement shall be conclusive.

     13.  Successors.  This Agreement shall be binding upon and inure to the
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benefit of any successor or successors of the Company.  Where the context permits, "Optionee" as used in this Agreement shall include Optionee's executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

     14.  Withholding.  Optionee agrees to make appropriate arrangements with
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the Company and his employer for satisfaction in cash of any applicable federal, state or local income tax or employment tax withholding requirements.

     15.  California Law.  The interpretation, performance, and enforcement of
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this Agreement shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf, and Optionee has hereunto set his hand as of the day and year first above written.

                              TGV, Inc.,
                              a California corporation


                              By:
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                              Its:
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                              OPTIONEE:


                              -------------------------------------------------
                              Optionee

                              Address:
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                                  ATTACHMENT A
                                  ------------


                               CONSENT OF SPOUSE


     I, _______________, the spouse of _______________, have read and approved the foregoing Agreement. In consideration of granting of the right of my spouse to purchase shares of TGV, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights of the Agreement insofar as I may have any rights under such community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.



Dated: _________________________, 199__.   By: __________________________

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